                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported) August 5, 2004


                               CONOLOG CORPORATION
         ---------------------------------------------------------------
               (Exact name of registrant as specified in charter)


              Delaware               0-8174                52-0853566
     -------------------------   -----------------  -----------------------
       (State or other juris-      (Commission            (IRS Employer
     diction of Incorporation)     File number)         Identification No.)


                  5 Columbia Road, Somerville, New Jersey 08876
    ------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (908) 722-8081
        ----------------------------------------------------------------
               Registrant's telephone number, including area code

                                 Not Applicable
 -------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

         For the period ended April 30, 2004, our stockholders' equity was $2,139,848 and we reported net losses from continuing operations of $(1,376,683), $(3,103,410) and $(2,782,451) in our annual filings for the years ended July 31, 2003, 2002, and 2001 respectively. In addition as of June 23, 2004, the market value of our common stock was $7,728,342. In a Staff deficiency letter dated June 24, 2004, Nasdaq notified us that we did not comply with Marketplace Rule 4310(c)(2)(B), which requires us to have a minimum of $2,500,000 in stockholders' equity or $35,000,000 market value of our listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of three most recently completed fiscal years.

         Pursuant to a Subscription Agreement, dated as of July 30, 2004, the Company has completed a $688,500 private placement of its common stock to certain accredited investors. In this private placement, the Company sold 479,000 shares of its common stock. The company has also granted the subscribers warrants to purchase an aggregate of 200,000 shares of the Company's common stock at an exercise price of $1.8375. The Company has received net proceeds of approximately $588,126.24. The securities sold to the accredited investors have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold within the United States absent registration or an available exemption from such registration requirements. Pursuant to the Subscription Agreement with the accredited investors, the Company is required to register the resale of the securities and the securities issuable upon exercise of the warrant under the Securities Act. As of the completion of this private placement there are 2,679,313 issued and outstanding shares of the Company's common stock. A copy of the press release announcing the completion of the private placement is attached as an exhibit to this report and incorporated herein by reference. Copies of the material documents related to this private placement also are attached as exhibits to this report and are incorporated herein by reference.

         As of the date of this Report, the Company believes it has regained compliance with the stockholders' equity requirement as a result of the private placement described herein.

         Nasdaq will continue to monitor the Company's ongoing compliance with the stockholders' equity requirement and if at the time of the Company's next periodic report, the Company does not evidence compliance, it may be subject to delisting.

Item 7 Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

10.1. Subscription Agreement dated as of July 30, 2004, among Conolog Corporation and the subscribers named therein.

10.2 Form of Warrant dated as of July 20, 2004, issued by Conolog Corporation to each of the subscribers named in the Subscription Agreement.

10.3 Form of Limited Standstill Agreement executed by Robert Benou and
Marc Benou.

99.1 Press release dated August 5, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     CONOLOG CORPORATION



                           By /s/ Robert Benou
                              ------------------------------------
                              Chairman, Chief Executive Officer
                              and Chief Financial Officer


Dated:  August 5, 2004